UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

On May 14, 2023 (the “Petition Date”), Athenex, Inc. (the “Company”) together with certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On the Petition Date, the Debtors filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 cases under the caption “In re: Athenex, Inc., et al.” (Case No. 23-90295) (the “Chapter 11 Case”).

The Debtors expect to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the provisions of the Code and the orders of the Bankruptcy Court. Also on the Petition Date, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first day” customary relief intended to enable the Company to continue its ordinary course operations and to facilitate an orderly wind down of its operations. The Company intends to sell substantially all of its assets during the Chapter 11 Case pursuant to a competitive bidding and auction process. The Company cannot be certain that holders of the Company’s common stock will receive any payment or other distribution for those shares following the Chapter 11 Case.

Also on May 14, 2023, the Company issued a press release in connection with the filing of the Chapter 11 Case. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case constituted an event of default that accelerated the Company’s obligations under certain agreements relating to direct financial obligations of the Company, including:

•

the senior secured loan agreement dated as of June 19, 2020, as amended from time to time, with Oaktree Fund Administration, LLC, as administrative agent, and the lenders party thereto (the “Senior Credit Agreement”), with respect to an aggregate outstanding principal amount of approximately $41.875 million, together with accrued interest and all applicable fees and other financial obligations under the Senior Credit Agreement; and

•

the revenue interest purchase agreement, dated as of June 21, 2022, between the Company and ATNX SPV, LLC, on the one hand, and affiliates of Sagard Healthcare Partners and funds managed by Oaktree Capital Management, L.P., on the other hand.

The filing of the Chapter 11 Case automatically stayed most actions against the Debtors. Subject to certain exceptions under the Code, the filing of the Debtors’ Chapter 11 Case also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Debtors or their properties to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over properties of the Debtors’ bankruptcy estates, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 9, 2023, the Company’s board of directors (“Board”) authorized the termination of approximately 140 employees, or approximately 67% of the Company’s current employees, effective May 12, 2023 and restructured the Company’s operations to maintain a transition team of approximately 68 employees to continue operations in connection with the Chapter 11 Case. The Company recorded a one-time charge of approximately $1.3 million related to the reduction in its workforce, consisting primarily of one-time severance payments upon termination of the employees.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2023, the Company received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Case and in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the Nasdaq staff determined that the Company’s common stock will be delisted from Nasdaq. The Company does not intend to appeal this determination. Trading of the Company’s common stock will be suspended at the opening of business on May 25, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, the Board terminated Salary Deduction and Stock Purchase Agreements between the Company and certain of its directors and executive officers effective immediately.

On May 12, 2023, the Board appointed Joe Annoni to serve as the Company’s Assistant Chief Restructuring Officer in addition to his duties as Chief Financial Officer. Also on May 12, 2023, the Company increased the base salary of its Chief Financial Officer, Joe Annoni, from $288,750 to $360,000 and reduced the base salary of Daniel Lang from $325,000 per year to $162,500 per year. These salary adjustments take effect immediately.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, information in this Current Report on Form 8-K and the exhibit hereto consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “expect,” “intend,” “may,” “seek,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Actual results might differ materially from those explicit or implicit in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including: risks inherent in the bankruptcy process, including the Company’s ability to obtain approval from the Bankruptcy Court for motions or other requests made throughout the course of the Chapter 11 Case; the Company’s liquidity and financial position; the effects of the Chapter 11 Case on the Company’s operations; the Company’s ability to continue to operate its business during the pendency of the Chapter 11 Case, and the availability of operating capital during the Chapter 11 Case; the Company’s ability to maintain relationships with partners, suppliers, customers, employees, regulatory authorities and other third parties; the length of time that the Company will operate under Chapter 11 protection; objections to the Company’s restructuring or liquidation process, third-party motions, or other pleadings filed that could protract the Chapter 11 Case; and Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case, in general. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in its expectations, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated May 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: May 22, 2023	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer